UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 11, 2009

Date of Report (Date of earliest event reported)

PRO-PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-32877	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE

NEWTON, MASSACHUSETTS

02459

(Address of Principal Executive Offices) (Zip Code)

(617) 559-0033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On February 12, 2009, Pro-Pharmaceuticals, Inc., a Nevada corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with 10X Fund, L.P., a Delaware limited partnership (“Purchaser”). Pursuant to the Purchase Agreement, the Company has agreed to issue and sell to Purchaser, and Purchaser has agreed to purchase from the Company, at two or more closings, (i) 3,000,000 shares of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”) with an aggregate stated value of $6.0 million (the “Maximum Amount”) and convertible into 12,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) and (ii) warrants to purchase 36,000,000 shares of Common Stock. The terms and conditions of the Series B Preferred Stock are more fully described below under “Terms of the Series B Preferred Stock”. The terms and conditions of the warrants are more fully described below under “Terms of the Common Stock Purchase Warrants”.

On February 12, 2009, the initial closing date under the Purchase Agreement, the Company issued and sold to Purchaser: (i) 900,000 shares of Series B-1 Preferred Stock (the “Series B-1 Preferred Stock”) convertible into 3,600,000 shares of Common Stock; (ii) Class A-1 Warrants exercisable to purchase 1,800,000 shares of Common Stock (the “Class-A-1 Warrants”); (iii) Class A-2 Warrants exercisable to purchase 1,800,000 shares of Common Stock (the “Class A-2 Warrants”); and (iv) Class B Warrants exercisable to purchase 7,200,000 shares of Common Stock (the “Class B Warrants”) for an aggregate purchase price of $1.8 million (less the fees and expenses described below).

At one or more subsequent closings under the Purchase Agreement, the Company has agreed to issue and sell to Purchaser, and Purchaser has agreed to purchase: (i) up to 2,100,000 shares of Series B-2 Preferred Stock (the “Series B-2 Preferred Stock”) convertible into 8,400,000 shares of Common Stock; (ii) Class A-1 Warrants exercisable to purchase up to 4,200,000 shares of Common Stock; (iii) Class A-2 Warrants exercisable to purchase up to 4,200,000 shares of Common Stock; and (iv) Class B Warrants exercisable to purchase up to 16,800,000 shares of Common Stock for an aggregate purchase price of up to $4.2 million (less fees and expenses).

Pursuant to the Purchase Agreement, the Company has granted Purchaser certain rights to participate in certain future equity financings of the Company. In addition, the Company has agreed to reimburse Purchaser for all of its expenses (including legal fees). In connection with the transactions occurring under the Purchase Agreement, the Company has incurred fees and expenses of approximately $300,000.

The Purchase Agreement contains customary representations, warranties, covenants and closing conditions by and among the parties. Upon any subsequent closing under the Purchase Agreement, such representations and warranties must be accurate in all material respects, such covenants must have been performed and such closing conditions must have been satisfied or waived, including without limitation no material adverse effect having occurred with respect to the Company prior to any subsequent closing.

The Company expects the subsequent closings under the Purchase Agreement to occur on or before June 15, 2009 (the “Final Purchase Date”). However, if Purchaser has purchased 350,000 or more shares of Series B-2 Preferred Stock (with a stated amount of $700,000 or more) by May 13, 2009, then the Final Purchase Date will be automatically extended until August 11, 2009.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Terms of the Series B Preferred Stock

The Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock (the “Certificate of Designations”) contains the following terms and conditions. The terms and conditions of the Series B-1 Preferred Stock and Series B-2 Preferred Stock are identical in all respects except with respect to the Company’s redemption rights.

Dividends. The Holders of Series B-1 Preferred Stock and Series B-2 Preferred Stock (collectively, the “Holders”) will be entitled to receive cumulative dividends at the rate of 12% per share per annum (compounding monthly) payable quarterly. At the Company’s option, the dividends may be paid in cash or Common Stock valued per share at 100% of the value weighted average price per share for the 20 consecutive trading days prior to the applicable dividend payment date; provided, however, that there is an effective registration statement covering the shares of Common Stock (for dividend payments due on September 30, 2009 or later) and the issuance of the shares does not trigger anti-dilution provisions under other agreements to which the Company is a party. If the Company does not pay any dividend on the Series B Preferred Stock, dividends will accrue at the rate of 15% per annum (compounding monthly).

Voting. The Holders are entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series B Preferred Stock would be convertible on the record date for the vote or consent of shareholders, and will otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock.

With respect to the election of directors, the Holders will vote together as a separate class to elect two members of the Board of Directors (the “Series B Directors”), and the Company will take all reasonably necessary or desirable actions within its control to permit the Holders to appoint two additional members of the Board of Directors (the “Series B Nominees”), who will be subject to election by all shares of voting stock of the Company voting together as a single group, until such time as the Maximum Amount has been issued, after which the number of Series B Nominees will be three (and will remain three until there are no longer any shares of Series B Preferred Stock outstanding).

Convertibility. Each share of Series B Preferred Stock is convertible into four shares of Common Stock at the conversion price of $0.50 per share (subject to customary anti-dilution protection adjustments) at the option of: (i) the Holder, at any time and (ii) the Company, at any time after February 12, 2010 (and upon 10 days notice) if the Common Stock is quoted at or above $1.50 for 15 consecutive trading days and an effective registration statement regarding the underlying shares of Common Stock is in effect (subject to certain monthly volume limits).

Redemption. Upon notice of not less than 30 trading days, a Holder may require the Company to redeem, in whole or in part, (i) the Series B-1 Preferred Stock at any time on or after March 12, 2010 and (ii) the Series B-2 Preferred Stock at any time on or after two years from the date of issuance of such shares of Series B-2 Preferred Stock. The redemption price will be equal to the sum of the stated value of the Series B Preferred Stock, plus all accrued but unpaid dividends thereon, as of the redemption date.

If the Company fails for any reason to pay the redemption price in cash on the redemption date, then the Holders requesting redemption may, at their sole option, automatically convert their shares of Series B Preferred Stock into a promissory note bearing interest at the rate of 15% per year and secured by a lien on all assets of the Company. The Company has executed a promissory note, security agreement and escrow agreement, a copy of each of which is filed herewith as Exhibit 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and is incorporated herein by reference, which will be held in escrow and released to the Holder upon the occurrence of such an event.

Liquidation Preference. Upon any liquidation, dissolution or winding up of the Company (including certain “deemed liquidation” events constituting a sale, merger or reorganization of the Company), the Holders are entitled to a liquidation preference to any distribution of the Company’s assets to the holders of Common Stock, but pari passu with the holders of the Company’s Series A Preferred Stock, in an amount equal to the sum of the stated value of the Series B Preferred Stock, plus all accrued but unpaid dividends thereon, as of the record date for distribution.

Other Restrictions. So long as any shares of the Series B Preferred Stock remain outstanding, the Company may not, without the approval of the Holders of a majority of the shares of Series B Preferred Stock outstanding, among other things, (i) change the size of its Board of Directors; (ii) amend or repeal its Articles of Incorporation or Bylaws or file any articles of amendment designating the preferences, limitations and relative rights of any series of preferred stock; (iii) create or increase the authorized amount of any additional class or series of shares of stock that is equal to or senior to Series B Preferred Stock; (iv) increase or decrease the authorized number of shares of the Series B Preferred Stock; (v) purchase, redeem or otherwise acquire for value any shares of any class of its capital stock; (vi) merge or consolidate into or with any other corporation or sell, assign, lease, pledge, encumber or otherwise dispose of all or substantially all of its assets or those of any subsidiary; (vii) voluntarily or involuntarily liquidate, dissolve or wind up the Company or its business; (viii) pay or declare dividends on any capital stock other than the Preferred Stock, unless the Series B Preferred Stock share ratably in such dividend and all accrued dividends payable with respect to the Series B Preferred Stock have been paid prior to the payment or declaration of such dividend; (ix) acquire an equitable interest in, or the assets or business of any other entity in any form of transaction; (x) create or commit the Company to enter into a joint venture, licensing agreement or exclusive marketing or other distribution agreement with respect to the Company’s products, other than in the ordinary course of business; (xi) permit the Company or any subsidiary to sell or issue any security of such subsidiary to any person or entity other than the Company; (xii) enter into, create, incur, assume or guarantee any indebtedness for borrowed money of any kind (other than indebtedness existing on the initial closing date and approved by Holders); (xiii) enter into, create, incur or assume any liens of any kind (other than certain permitted liens); (xiv) issue any common stock equivalents; (xv) increase the number of shares of Common Stock that may be issued pursuant to options, warrants or rights to employees, directors, officers, consultants or advisors above 1,500,000 (subject to customary anti-dilution protection adjustments). Notwithstanding anything to the contrary contained in the Certificate of Designations, the Company is permitted to consummate a registered rights offering of up to $20,000,000 of Common Stock to its holders of Common Stock without the consent of the Holders.

The foregoing description of the Certificate of Designations is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Terms of the Common Stock Purchase Warrants

The warrants issued under the Purchase Agreement provide for the following terms and conditions.

Term; Exercise Price. Each Class A-1 Warrant, Class A-2 Warrant and Class B Warrant is exercisable at $0.50 per share of Common Stock (subject to customary anti-dilution protection adjustments) at any time on or after the date of issuance until the fifth anniversary of the respective issue date.

Mandatory Exercise of Class A-1 Warrants. The Company may, upon 30 days notice, issue a termination notice with respect to each Class A-1 Warrant on any trading day on which (i) the market value of the Common Stock for each of the 15 previous trading days exceeded $1.25 per share (subject to customary anti-dilution protection adjustments), and (ii) an effective registration statement regarding the underlying shares of Common Stock is in effect.

Mandatory Exercise of Class A-2 Warrants. The Company may, upon 30 days notice, issue a termination notice with respect to each Class A-2 Warrant on any trading day on which (i) the market value of the Common Stock for each of the 15 previous trading days exceeded $1.75 per share (subject to customary anti-dilution protection adjustments), and (ii) an effective registration statement regarding the underlying shares of Common Stock is in effect.

The foregoing description of the warrants is not complete and is qualified in its entirety by reference to the full text of the Form of Class A-1 Warrant, Form of Class A-2 Warrant and Form of Class B Warrant, a copy of each of which is filed herewith as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

On February 12, 2009, the Company entered into a Registration Rights Agreement with Purchaser (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to use its commercially reasonable efforts to (i) as soon as reasonably possible, register for resale under the Securities Act of 1933, as amended (the “Securities Act”), all shares of Common Stock underlying (x) the Series B Preferred Stock (including shares of Common Stock issued as a dividend thereon) and (y) the warrants issued under the Purchase Agreement and (ii) keep the registration statement effective for a period of ninety (90) days or until such registrable securities have been sold. The Company has agreed to pay all registration expenses incurred by it in connection with the registration.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Technology Transfer and Sharing Agreement

On February 12, 2009, the Company entered into a Technology Transfer and Sharing Agreement (the “Sharing Agreement”) with Medi-Pharmaceuticals, Inc., a Nevada corporation (“Medi-Pharmaceuticals”) which is 10% owned by the Company, pursuant to which (i) a License Agreement dated November 25, 2008 between the Company and Medi-Pharmaceuticals (as amended, the “License Agreement”) (pursuant to which the Company granted Medi-Pharmaceuticals an exclusive, worldwide perpetual license to commercialize all of its polysaccharide technology exclusively in the field of cardiovascular therapies in exchange for a royalty equal to 10% of Medi-Pharmaceuticals’ net revenues from products sold based on the licensed technology) was terminated and (ii) the Company and Medi-Pharmaceuticals agreed to share full use of any and all intellectual property developed by the Company relating to the fibrotic tissue application such that either the Company or Medi-Pharmaceuticals may continue research and development for that application. Pursuant to the Sharing Agreement, each party may engage in research in the area of liver and kidney fibrosis and the Company holds sole commercialization rights to any product resulting from such research.

Pursuant to the Sharing Agreement, the Company and Medi-Pharmaceuticals agreed that (i) the Company will not work in the area of polysaccharides in heart disease for a term of five years without the consent of Medi-Pharmaceuticals and (ii) Medi-Pharmaceuticals will not work in the area of polysaccharides in oncology or liver/kidney fibrosis for a term of five years without the consent of the Company.

The foregoing description of the Sharing Agreement is not complete and is qualified in its entirety by reference to the full text of the Sharing Agreement, a copy of which is filed herewith as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Consulting Agreement

On February 12, 2009, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Medi-Pharmaceuticals pursuant to which the parties agreed that Medi-Pharmaceuticals will provide (a) certain manufacturing and development services related to DAVANAT®, (b) training to the Company’s technicians in best practices for laboratory processes and procedures and (c) upon the request of the Company, advice and review relative to current pre-clinical trials and clinical trials, and submissions of information or other documentation, to the FDA related to DAVANAT®. The Consulting Agreement provides that to the extent the services are provided by Dr. Platt, Medi-Pharmaceuticals shall receive no compensation. To the extent the services are provided by Dr. Eliezer Zomer, however, Medi-Pharmaceuticals shall receive (i) a monthly fee of $9,167 (equal to 50% of Dr. Zomer’s present salary), (ii) the portion of employment related taxes related to the monthly fee in the preceding clause, and (iii) $2,000 per month as reimbursement for medical insurance incurred by Medi-Pharmaceuticals on behalf of Dr. Zomer. In addition, the Consulting Agreement provides that the Company will grant Dr. Zomer, such number of fully vested cashless-exercise stock options exercisable to purchase such number of shares as the Company may reasonably determine following consultation with Dr. Zomer, within ten business days after either (A) submission by the Company to the FDA of the results of the pharmacokinetic study data relative to human clinical trials of DAVANAT® or (B) approval of an NDA by the FDA based on DAVANAT®. The term of the Consulting Agreement is until February 12, 2011. Dr. Platt, who may provide services to the Company pursuant to the Consulting Agreement, owns more than 5% of the Company’s outstanding shares of Common Stock.

The foregoing description of the Consulting Agreement is not complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed herewith as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Separation Agreement with Dr. David Platt

On February 12, 2009, in connection with the transactions described above, the Company entered into a Separation Agreement (the “Separation Agreement”) with its Chief Executive Officer, Dr. David Platt. Pursuant to the Separation Agreement, Dr. Platt agreed to resign from his position as the Company’s Chief Executive Officer and from the Company’s Board of Directors effective as of February 12, 2009 (“Effective Date”). In connection with the termination of Dr. Platt’s employment as described in Item 5.02 below, and as contemplated by his Employment Agreement dated as of January 2, 2004 (the “Employment Agreement”), the Separation Agreement will govern the terms of Dr. Platt’s termination of employment. Dr. Platt will continue to provide consulting services to the Company.

Under the Separation Agreement, the Company has agreed to continue to pay Dr. Platt his current salary at the monthly rate of $21,667 for 24 months following the Effective Date. The Separation Agreement provides that the Company may defer payment of a portion of such salary amounts above $10,000 per month (so long as Dr. Platt does not receive payments of less than the salary payments being made to the Company’s then Chief Executive Officer). However, all deferred amounts will continue to accrue and will be payable upon the earlier to occur of (i) the Company receiving a minimum of $4.0 million of funding after the Effective Date, or (ii) February 12, 2011. The Company has also agreed to continue to (i) provide health and dental insurance benefits to Dr. Platt, in an amount not to exceed $2,000 per month, until the first to occur of (x) February 12, 2011 or (y) the date Dr. Platt and his family become eligible to receive health and dental insurance benefits under the plans of a subsequent employer and (ii) make the current monthly lease payments of $800 on his automobile until February 12, 2011.

The Company has further agreed to defer a severance payment of $1.0 million due to Dr. Platt under his Employment Agreement until the occurrence of any of the following events (each, a “Milestone Event”): (i) approval by the Food and Drug Administration of a new drug application (“NDA”) for any drug candidate or drug delivery candidate of the Company based on its DAVANAT® technology (whether or not such technology is patented); (ii) consummation of a transaction with a pharmaceutical company expected to result in at least $10.0 million of equity investment or $50.0 million of royalty revenue to the Company; or (iii) the renewed listing of the Company’s securities on a national securities exchange and the achievement of a market capitalization of $100.0 million. Payment upon the events referred to in clause (i) and (iii) may be deferred up to six months, and if the Company has insufficient cash at the time of any of such events, it may issue Dr. Platt a secured promissory note for such amount. If the Company files a voluntary or involuntary petition for bankruptcy, whether or not a Milestone Event has occurred, such event shall trigger the obligation of the Company to pay the $1.0 million obligation with the result that Dr. Platt may assert a claim for such obligation against the bankruptcy estate of the Company.

The Separation Agreement also provides that upon (i) the Company’s consummation of a transaction with a pharmaceutical company expected to result in at least $10.0 million of equity investment or $50.0 million of royalty revenue to the Company, the Company will grant Dr. Platt fully vested cashless-exercise stock options exercisable to purchase at least 300,000 shares of Common Stock for ten (10) years at an exercise price not less than the fair market value of the Common Stock determined as of the date of the grant (“Cashless Stock Options”) and (ii) approval by the FDA of the first NDA for any drug or drug delivery candidate of the Company based on its DAVANAT® technology (whether or not such technology is patented), the Company will grant Dr. Platt fully vested Cashless Stock Options to purchase at least 500,000 shares of Common Stock.

The Separation Agreement is subject to a seven day revocation period from the date thereof, during which period Dr. Platt may revoke the Separation Agreement. If Dr. Platt revokes the Separation Agreement on or before February 19, 2009, the Separation Agreement will remain effective except that the release Dr. Platt granted the Company will exclude any age-related claims and Dr. Platt will no longer be entitled to receive one-third (1/3rd) of his deferred salary under the Separation Agreement, but he will retain all other benefits described in the paragraphs above.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed herewith as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On February 12, 2009, in connection with the Company’s entering into of the Sharing Agreement, the Company and Medi-Pharmaceuticals terminated the License Agreement.

On February 12, 2009, in connection with the Company’s entering into of the Separation Agreement, the Company terminated the Employment Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Arrangement of a Registrant.

The information contained in Item 1.01 of this report under the caption “Securities Purchase Agreement — Terms of the Series B Preferred Stock — Redemption” is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this report with under the caption “Securities Purchase Agreement” is incorporated by reference into this Item 3.02.

At the initial closing under the Purchase Agreement the Series B Preferred Stock and warrants were, and upon each subsequent closing under the Purchase Agreement the Series B Preferred Stock and warrants will be, issued in reliance upon the exemption from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. At the initial closing under the Purchase Agreement the Series B Preferred Stock and warrants were not, and upon each subsequent closing under the Purchase Agreement the Series B Preferred Stock and warrants will not be, registered under the Act and will be “restricted securities” as such term is defined by Rule 144 under the Securities Act.

Item 3.03. Material Modification of Rights of Security Holders.

The information contained in Item 1.01 of this report under the caption “Securities Purchase Agreement — Terms of the Series B Preferred Stock” is incorporated by reference into this Item 3.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 12, 2009, (i) Dr. David Platt resigned as Chairman of the Company’s Board of Directors and as Chief Executive Officer of the Company, and (ii) each of Dale H. Conaway, Dr. Henry J. Esber and Dr. James T. Gourzis resigned from the Company’s Board of Directors. There was no disagreement or dispute with the Company concerning these resignations.

The information contained in Item 1.01 under the caption “Separation Agreement with Dr. David Platt” is incorporated by reference into this Item 5.02(b).

(c) On February 12, 2009, Dr. Ted Zucconi, Ph.D., age 62, was named Chief Executive Officer and President of the Company. Dr. Zucconi is presently a director of the Company, and President of the Company from October 2007 to December 31, 2008, was formerly, since 2002, President of Implementation Edge, a management consulting firm that specializes in organizational performance improvement. From 1994 until 2002, Dr. Zucconi served in various capacities at Motorola, including Director of Motorola University. Prior to Motorola, Dr. Zucconi held technical, operational, and scientific positions at various high technology companies. Dr. Zucconi received his Ph.D. in analytical chemistry from State University of New York in 1977. Dr. Zucconi also received a Master’s Certificate in international management from Thunderbird University. Although in connection with the Company’s cash conservation efforts Dr. Zucconi’s employment had been terminated on October 31, 2008, he remained a director of the Company and continued to provide services to the Company on a voluntary basis.

The Company had previously entered into an employment agreement with Dr. Zucconi on December 19, 2007, which amended and restated his prior employment agreement effective October 1, 2007. Dr. Zuconni’s employment agreement expired on October 1, 2008 and his employment terminated on December 31, 2008 in connection with the Company’s cash conservation efforts. During the period between October 1, 2008 and December 31, 2008, Dr. Zucconi’s employment continued under the terms of his expired employment agreement. Dr. Zucconi has also agreed to refrain from soliciting, diverting or accepting business relating to the Company’s products, processes or services from any customers that he has come into contact with as a result of his employment with the Company for a period of 12 months after termination of his employment. In addition, Dr. Zucconi has agreed to refrain from rendering any services as an employee, consultant or otherwise to any competing organization or from owning any interest in any competing organization for a period of six months after termination of his employment. Dr. Zucconi is also subject to a non-solicitation provision for 12 months after termination of his employment.

Dr. Zucconi’s recently expired employment agreement, provided a monthly salary of $9,167 in 2007 and an annual salary of $220,000 in 2008, payment of 50% of which was deferred until October 1, 2008. In accordance with his agreement, Dr. Zucconi was paid a cash bonus of $27,500 before June 1, 2008. Dr. Zucconi was entitled to health insurance, participation in the Company’s 401(k) plan and other employee benefits, as well as $54,000 for relocation costs and airfare reimbursement (usable by him or his spouse) for up to 14 round trips to his home in Phoenix, Arizona. The agreement also provided for a “sign-on” bonus of 200,000 stock options, which were granted in December 2007. Dr. Zucconi’s employment agreement also entitled him to 10,000 incentive stock options for each $1.0 million of financing received by the Company from investors identified by him. The agreement provided that all stock options were fully vested on the applicable grant date, had an exercise price equal to the fair market value of the Common Stock on the grant date, and are exercisable for five years, whether or not Dr. Zucconi is then employed by the Company. Notwithstanding the terms of his employment agreement, Dr. Zucconi declined to accept the health insurance and other benefits described above and agreed to accept approximately $32,000 for relocation costs and airfare reimbursement.

On February 13, 2009, the Compensation Committee pursuant to the 2009 Plan (defined at Item 5.02(e) below) granted 500,000 shares of restricted Common Stock to Dr. Zucconi, subject to forfeiture if Dr. Zucconi no longer serves as a director of the Company as follows: (i) 100%, if he is no longer serving as a director before February 13, 2010; (ii) 50%, if he is serving as a director on or after February 13, 2010 but no longer serving before May 13, 2010; (iii) 37.5%, if he is serving as a director on or after May 13, 2010 but no longer serving before August 13, 2010; (iv) 25%, if he is serving as a director on or after August 13, 2010 but no longer serving before November 13, 2010; and (v) 12.5%, if he is serving as a director on or after November 13, 2010 but no longer serving before February 13, 2011.

(d) On February 12, 2009, James C. Czirr, Rod Martin, Dr. Gil Amelio and Dr. Peter Traber were elected to the Company’s Board of Directors. Mr. Czirr and Mr. Martin were designated as the Series B Directors and Dr. Amelio and Dr. Traber will be the Series B Nominees.

Mr. Czirr will serve as the Chairman of the Board of Directors. Dr. Amelio and Mr. Martin were appointed to serve as members of each of the Compensation Committee and the Nomination and Corporate Governance Committee of the Company’s Board of Directors. Bobby Greenberg, who will become a Series B Nominee upon issuance of the Maximum Amount, was also appointed to serve on the Compensation Committee.

On February 13, 2009, the Compensation Committee pursuant to the 2009 Plan (defined at Item 5.02(e) below) granted 500,000 shares of restricted Common Stock to each of Mr. Czirr, Mr. Martin, Dr. Amelio, Dr. Traber and Mr. Greenberg, subject to forfeiture if such person has not been elected to serve, or no longer serves, as a director of the Company as follows: (i) 100%, if such person is no longer serving as a director before February 13, 2010; (ii) 50%, if such person is serving as a director on or after February 13, 2010 but no longer serving before May 13, 2010; (iii) 37.5%, if such person is serving as a director on or after May 13, 2010 but no longer serving before August 13, 2010; (iv) 25%, if such person is serving as a director on or after August 13, 2010 but no longer serving before November 13, 2010; and (v) 12.5%, if such person is serving as a director on or after November 13, 2010 but no longer serving before February 13, 2011.

The information contained in Item 1.01 under the caption “Securities Purchase Agreement — Terms of the Series B Preferred Stock — Voting” is incorporated by reference into this Item 5.02(d).

(e) On February 12, 2009, the Company adopted the Pro-Pharmaceuticals, Inc. 2009 Incentive Compensation Plan (the “2009 Plan”) pursuant to which the Company may issue up to 10,000,000 shares of restricted Common Stock to its officers, directors, employees, consultants and other persons who provide services to the Company or any related entity. Awards under the 2009 Plan may be in the form of options, stock appreciation rights, restricted stock, deferred stock, shares granted as a bonus or in lieu of another award, dividend equivalents, other stock-based awards or performance awards, all as further described in the 2009 Plan.

The foregoing description of the 2009 Plan is not complete and is qualified in its entirety by reference to the full text of the 2009 Plan, a copy of which is filed herewith as Exhibit 10.9 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On February 11, 2009, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock, establishing the terms of the Series B Preferred Stock. A copy of the Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock is included as an exhibit to this report and is incorporated by reference into this Item 5.03.

Item 8.01. Other Events.

On February 17, 2009, the Company issued news releases describing (i) the private placement and (ii) the changes in management described herein. A copy of the Company’s news releases are attached as Exhibits 99.1 and 99.2 hereto, respectively, and incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock.

4.1	Form of Class A-1 Common Stock Purchase Warrant.

4.2	Form of Class A-2 Common Stock Purchase Warrant.

4.3	Form of Class B Common Stock Purchase Warrant.

10.1	Securities Purchase Agreement dated February 12, 2009 between the Company and Purchaser.

10.2	Promissory Note dated February 12, 2009 issued by the Company in favor of Purchaser.

Exhibit No.	Description

10.3	Security Agreement dated February 12, 2009 between the Company and Purchaser.

10.4	Escrow Agreement dated February 12, 2009 among the Company, Purchaser and Investment Law Group of Gillett, Mottern & Walker, LLP, as Escrow Agent.

10.5	Registration Rights Agreement dated February 12, 2009 between the Company and Purchaser.

10.6	Technology Transfer and Sharing Agreement dated February 12, 2009 between the Company and Medi-Pharmaceuticals, Inc.

10.7	Consulting Agreement dated February 12, 2009 between the Company and Medi-Pharmaceuticals, Inc.

10.8	Separation Agreement dated February 12, 2009 between the Company and David Platt, Ph.D.

10.9	Pro-Pharmaceuticals, Inc. 2009 Incentive Compensation Plan.

99.1	News release related to private placement dated February 17, 2009.

99.2	News release related to changes in management dated February 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRO-PHARMACEUTICALS, INC.

By:  /S/  ANTHONY SQUEGLIA

        Name: Anthony Squeglia

        Title: Chief Financial Officer

Date: February 18, 2009

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock.

4.1	Form of Class A-1 Common Stock Purchase Warrant.

4.2	Form of Class A-2 Common Stock Purchase Warrant.

4.3	Form of Class B Common Stock Purchase Warrant.

10.1	Securities Purchase Agreement dated February 12, 2009 between the Company and Purchaser.

10.2	Promissory Note dated February 12, 2009 issued by the Company in favor of Purchaser.

10.3	Security Agreement dated February 12, 2009 between the Company and Purchaser.

10.4	Escrow Agreement dated February 12, 2009 among the Company, Purchaser and Investment Law Group of Gillett, Mottern & Walker, LLP, as Escrow Agent.

10.5	Registration Rights Agreement dated February 12, 2009 between the Company and Purchaser.

10.6	Technology Transfer and Sharing Agreement dated February 12, 2009 between the Company and Medi-Pharmaceuticals, Inc.

10.7	Consulting Agreement dated February 12, 2009 between the Company and Medi-Pharmaceuticals, Inc.

10.8	Separation Agreement dated February 12, 2009 between the Company and David Platt, Ph.D.

10.9	Pro-Pharmaceuticals, Inc. 2009 Incentive Compensation Plan.

99.1	News release related to private placement dated February 17, 2009.

99.2	News release related to changes in management dated February 17, 2009.